[LETTERHEAD OF PERRIN FORDREE & COMPANY, P.C. OF TROY MICHIGAN]




CONSENT OF ENDEPENDENT CEERTIFIED PUBLIC ACCOUNTANTS


As Independent Public Accountants, we hereby consent to the incorporation by reference in this registration statment of our report dated October 20, 2000, included in Gateway Distributors, Ltd. Form 10-KSB for the years ended December 31, 1999 and 1998, and to all references to our Firm included in the Registration Statement.



PERRIN, FORDREE & COMPANY, P.C.


/s/ Perrin, Fordree & Company P.C.


February 8, 2001
Troy, Michigan